Exhibit 10.27

Property Lease Contract

ANP1111001 AD

Lessor (Party A): Nanjing IMI-Great Products, Ltd.

Lessee (Party B): Amphastar Nanjing Pharmaceuticals Inc.

Pursuant to Contract Law of the People’s Republic of China as well as relevant laws and regulations, Party A and Party B are hereby entering into the following agreement with respect to matters regarding a property lease on an equal and voluntary basis:

Article I: Description of Property

The property herein is located in Buildings No.3,4 on 16 Hengtong Road, Nanjing Xingang [Economic and Technological] Development Zone. The property is a factory with a total area of 1789.98 square meters, which is comprised of a main structure with an area of 1,518.30 square meters as well as an auxiliary building of 271.68 square meters. The property has undergone basic renovations. There is not a mortgage on the property.

Article II: Ownership of Property

The property is owned by Party A.

Article III: Use of Property

The property shall be used as: pharmaceutical plant. During the term of lease, Party B warrants that it shall not use the property for an unspecified purpose of its own accord without first obtaining the written consent of Party A and the approval of the relevant departments as stipulated.

Article IV: Identification to Submit / Identity Verification

(1) Party A: Business License and copy of ID of legal representative.

(2) Party B: Business License and copy of ID of legal representative.

Article V: Property Improvements

(1) Party B shall carry out any renovations or equipment installation in accordance with requirements regarding production processes. Should Party B need to make structural alterations to the property, it must obtain the prior written consent of Party A and undertake to restore the property to its original state when vacating the premises. The scope of the property in which renovations, decorations and new additions are permitted is: the entire usable area on the lease premises.

(2) In the green area to the west of the auxiliary building (south of the road), Party B has proposed to build an alcohol distillation tower which shall be enclosed by an iron fence.

Article VI: Term of Lease

(1) The term of lease shall be for a total of 3 year(s) from April 1, 2012 to March 31, 2015.

(2) Upon completion of the term of lease, Party B is required to return the property to Party A as scheduled.

Article VII: Rental Fee

(1) Standard rental fee: RMB 18.50 / square [meter] / month (tax included). The rental fee is: RMB 397,375.56 / year (in traditional Chinese: RMB three hundred ninety-seven thousand three hundred seventy-five and fifty-six fen).

(2) Time of rental payment: Party B shall make a one-time payment to Party A on the day on which the contract herein is signed for the rent between April 1, 2012 and March 31, 2013 in the amount of: RMB 397,375.56 / year (in traditional Chinese: RMB three hundred ninety-seven thousand three hundred seventy-five and fifty-six fen).

(3) Method of rental payment: the property shall be rented upon prior payment of rental fee. The rental fee is to be paid one month in advance on a yearly basis, namely: the rent payment is to be made each year to Party A prior to March 1 in the amount of RMB 397,375.56 / year (in traditional Chinese: RMB three hundred ninety-seven thousand three hundred seventy-five and fifty-six fen).

(4) Party A shall furnish an invoice to Party B within fifteen days upon receiving the rental fee.

Article VIII: Security Deposit

In addition to the rental fee for the year collected as of the signing of the contract herein, Party A shall also collect a security deposit for the lease in the amount of RMB 30,000.00 as a security for any decorations, supporting facilities, appliances and related costs to be assumed by Party B for the property herein. Upon the completion of the term of lease, Party A shall return the entire security deposit to Party B provided that Party B has not caused any damage to Party A’s property and does not owe any related costs; otherwise, Party A has the right to return the amount remaining after deducting such costs as appropriate.

Article IX: Miscellaneous Expenses

During the term of lease, all expenses in connection with the property herein shall be paid for in the following manner:

(1) Party B shall assume and pay the expenses for the use of water, electricity, etc. (including that apportioned in accordance with the number of people using each of the public restroom facilities) on the leasing premises to Party A during the month [in which they are due].

(2) Party A shall collect the expenses for the water and electricity bills on Party B’s behalf and shall furnish Party B with copies of official invoices printed by the water company and energy supply bureau. Upon [receipt of] Party B’s payment, Party A shall provide relevant receipts.

Article X: Transfer and Return of the Property

(1) Transfer: Party A shall transfer the property herein to Party B prior to April 1, 2012 in accordance with the agreed upon conditions. The “Inventory of Supporting Facilities on the Property” shall be reviewed, signed and sealed by the two parties and the keys to the doors of the property shall be handed over.

(2) Return: Upon completion of the term of lease or dissolution of the contract herein, Party B shall return the property and its supporting facilities in a timely manner. Upon acknowledgement of the inspection acceptance, Party A and Party B shall sign and seal the “Inventory of Supporting Facilities on the Property.” Party A and Party B shall pay off their respective payable expenses. Once the property herein is returned, Party A is entitled to dispose of any articles left on the premises for which Party B has not obtained Party A’s consent.

Article XI: Maintenance of the Property and its Supporting Facilities

(1) During the term of lease, Party A shall ensure that the property herein and its supporting facilities are in usable and safe condition, and shall provide to Party B water as well as a power supply of no less than 200 kilowatts in accordance with safety-related requirements of state fire departments and other agencies. Party B shall apply to the Management Committee for [permission to use] steam, for which Party A shall provide necessary assistance. Party B shall also ensure the protection of the environment as well as fire safety, and shall assume all liability and expenses arising in connection with fire safety and environmental protection due to fault on the side of Party B.

(2) When using the property, Party B shall immediately notify Party A to make repairs in the event of damage to or breakdown of the property herein or its supporting facilities which impairs the safe use thereof, and Party A shall carry out maintenance within 4 weeks upon receiving such notification. Should party A refuse to carry out such maintenance, Party B may make repairs of its own accord, the cost of which shall be used to offset the rental fee.

(3) Party B shall reasonably use and care for the property herein and its supporting facilities. Party B shall be held responsible for any repairs and compensation for any damage to or breakdown of the property herein or its supporting facilities, or any losses caused to any third parties, which result from inappropriate storage or unreasonable usage on the part of Party B.

(4) Party B shall not be responsible for any loss caused to the property herein and its supporting facilities due to natural wear and tear or reasonable use.

(5) Party B may not arbitrarily occupy the area outside the property herein.

(6) Party A shall provide 9 hours of guard service every weekday (Monday to Friday) from 8:00 A.M. to 5:00 P.M.

(7) Party A has notified Party B that any vehicles weighing more than 3 tons are not permitted access within the factory area. Vehicles weighing 3 [or more] tons may only park temporarily in the area located between the main gate and the loading dock. Party B shall assume all damages and liability for any losses it causes to the property of Party A which is outside of the lease.

Article XII: Sublease

(1) Unless otherwise agreed upon by the two parties hereto, Party B may not sublease the property herein to any other party during the term of lease, either partially or in its entirety, without obtaining prior written consent from Party A.

(2) When subleasing the property, Party B shall enter into a written sublease contract with the sublessee as stipulated, and shall complete all registration procedures for the property lease contract with the executive management authorities of the property to be leased.

(3) Party B shall assume compensation and liabilities to Party A for any damage caused by the sublessee to the property herein and its supporting facilities.

Article XIII: Dissolution of Contract

(1) The contract herein may be dissolved upon consultation and consent between Party A and Party B.

(2) In the event that any of the following Exemption Clauses are applicable, the contract herein shall be terminated and party A and Party B shall not be held liable for a breach of contract:

i). The property herein is located within the scope of property slated for demolition due to the construction needs of the city in accordance with the law.

ii). The property is destroyed or lost due to earthquake, fire or other incidents of Force majeure.

(3) Party B has the right to unilaterally dissolve the contract herein in the event that any one of the following is applicable to Party A:

i). Party A fails to transfer the property herein within 10 days after the time stipulated.

ii). The transferred property’s non-compliance with the stipulations of the contract herein seriously affects Party B’s use thereof.

iii). Party A’s failure to undertake its obligations to perform maintenance as stipulated results in Party B’s inability to properly use the property.

iv). The transferred property presents a hazard to the safety or health of Party B.

(4) Party A has the right to unilaterally dissolve the contract herein and repossess the property in the event that any one of the following is applicable to Party B:

i). Party B either fails to pay, or pays in an untimely manner, the rental fee within 10 days after the time stipulated.

ii). The total of outstanding expenses which Party B is required to pay amounts to RMB 1,000 [or more].

iii). Party B uses the property for an unspecified purpose of its own accord.

iv). Party B tears down, moves or damages the main structure of the property of its own accord.

v). Party B subleases the property to a third party of its own accord.

vi). Party B uses the property to engage in illegal activities.

vii). Party B uses other space of its own accord without the consent of Party A.

viii). Party B erects any structures which are in violation of regulations.

Article XIV: Liabilities for Breach of Contract

(1) Party A shall pay a penalty to Party B in the amount of three months’ rent if any of the situations stipulated under Article 13.3 apply to Party A.

(2) If Party A needs to repossess the property before the lease is up, it shall notify Party B 60 days in advance and provide compensation to Party B in the amount of three months’ rent, and shall refund to Party B the remainder of the rent which Party A has already collected.

(3) Party B shall pay a penalty to Party A in the amount of three months’ rent if any of the situations stipulated under Article 13.4 apply to Party B.

(4) If Party B needs to vacate the property before the lease is up, it shall notify Party A 60 days in advance and provide compensation to Party A in the amount of three months’ rent, and Party A shall refund to Party B the remainder of the rent which Party A has already collected.

(5) Should Party A fail to transfer the property by the date stipulated, Party A shall pay a penalty in the amount of 0.002% of the year’s rental fee for every day late. Should Party B fail to pay the rent as stipulated or return the property by the date stipulated, it shall pay a penalty on the basis of [0.002% of] twice the amount of the year’s rental fee for each day late.

Article XV: Procedures for Resolution of Disputes

Any dispute arising in connection with the contract herein shall be resolved by the two parties through consultation or submission of a petition for mediation. Should such consultation or mediation fail, [either party] may file a charge before the People’s Court [that has jurisdiction over] the property herein in accordance with the law.

Article XVI: Miscellaneous

The contract herein shall take effect as soon as it is signed and sealed by Party A and Party B. The contract herein (and its appendices) shall be made in duplicate with one copy held by Party A and one copy held by Party B.

Once the contract herein takes effect, any changes or additions made by the two parties with respect to the contents hereunder shall be made in the form of writing and shall be an appendix hereof. The appendices shall carry the same legal force as the contract herein.

Seal of Lessor (Party A):	Seal of Lessee (Party B):
[Seal] Nanjing IMI-Great Products, Ltd.	[Seal] Amphastar Nanjing Pharmaceuticals Inc. [illegible]

Address:	Address:

License No.:	License No.:

Legal Representative:	Legal Representative:

Agent:	Agent:

Date Signed:	Date Signed:

Location:	Location:

Appendix 6:                                                                                                                                                                            “Inventory of Supporting Facilities on the Property”

Article	Quantity	Unit
Remote control for electric door	4 units
Manual keys	8 sets
Keys for auxiliary building	3 sets

Note: Electricity Meter Readings
Primary Electricity Meter	Watts
Secondary Electricity Meter	Watts
Total	Watts

N.B. The two parties hereto may write on as well as sign their names and affix their seals directly on this  inventory sheet, and may also attach to this page the proposed “Inventory of Supporting Facilities on the  Property” with signatures and seals in place.